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                                                                    EXHIBIT 23.3

                [LETTERHEAD OF BLAKELY SOKOLOFF TAYLOR & ZAFMAN]

                                 July 18, 1997


Mr. Gene Wang
Computer Motion, Inc.
130-B Cremona Drive
Goleta, California 93117

Dear Gene:

        We consent to the inclusion in the Computer Motion, Inc. Registration Statement on Form S-1, and any amendments thereto, of our name and the statements with respect to us as appearing under the heading "Experts."

                                        Very truly yours,

                                        BLAKELY, SOKOLOFF, TAYLOR & ZAFMAN

                                        /s/ BEN YORKS
                                        ----------------------------------
                                            Ben Yorks

BJY/lbr